EXHIBIT 15.1

                     (PricewaterhouseCoopers LLP Letterhead)
                                (Minneapolis, MN)


May 15, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated April 25, 2000 on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three months ended March 31, 2000 and 1999, and included in the Company's Form 10-Q for the three months ended March 31, 2000, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277 and 333-35591).



Yours very truly,


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



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